UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 11, 2021

NDIVISION INC.
(Exact name of registrant as specified in its charter)

Nevada	47-5133966
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7301 N. State Highway 161, Suite 100, Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area 214-785-6355

Copies to:

Attn: Ken Bart.

Mitchell Silberberg & Knupp LLP

437 Madison Avenue

New York, NY 10022

Tel: 917-546-7768

Fax: 212-509-7239

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 11, 2021, nDivision Inc. (the “Company”) held its 2021 Annual Meeting of stockholders (the “Annual Meeting”). The following matters were considered:

1. Election of Directors

Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the next annual meeting of stockholders. The voting results were as follows:

		FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
(1)	Mr. Alan Hixon	24,892,174	152,103	2,813	0
(2)	Ms. Susan Conner	25,034,015	10,975	2,100	0
(3)	Ms. Lisa McLin	25,033,527	11,475	2,088	0
(4)	Ms. Kelly Hopping	25,034,215	11,475	1,400	0

2. Approval and Ratification of Auditors

Stockholders approved and ratified the appointment of Friedman LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The voting results were as follows:

For	Against	Abstentions	Broker Non-Vote

25,037,011	2,875	7,204	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NDIVISION INC.

Date: October 13, 2021	By:	/s/ Alan Hixon
Alan Hixon
Chief Executive Officer

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